UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): March 26, 2026

Liberty Global Ltd.
(Exact Name of Registrant as Specified in Charter)

Bermuda	001-35961	98-1750381
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification #)

Clarendon House, 2 Church Street, Hamilton HM 11, Bermuda
(Address of Principal Executive Office)

+1.303.220.6600
(Registrant’s telephone number, including area code)
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered

Class A common shares	LBTYA	Nasdaq Global Select Market
Class B common shares	LBTYB	Nasdaq Global Select Market
Class C common shares	LBTYK	Nasdaq Global Select Market

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e) Compensatory Arrangements of Certain Officers

2026 Annual Performance Award

On March 26, 2026, the Compensation Committee (the “Committee”) of Liberty Global Ltd.’s (the “Company”) Board of Directors approved performance goals for the annual performance awards to its executive officers for the year ending December 31, 2026 (the “2026 Performance Awards”). In the following text, the terms “we,” “our” and “our company” refers to the Company, its subsidiaries and material joint ventures, as context requires.

The target 2026 Performance Award has the following performance metrics: (i) the achievement of budgeted revenue, (ii) the achievement of budgeted adjusted EBITDA less property and equipment additions (each, as pre-defined by the Committee), (iii) the achievement of budgeted adjusted EBITDA, and (iv) the achievement of Company strategic goals, as established by the Committee. Based on the achievement of these performance metrics, a payout of 0% to 150% of the target bonus amount is possible. The aggregate payout for employees at the Company will not exceed the budgeted bonus amount based on performance of the metrics, although with respect to any single employee, their performance of their individual objectives could result in a total payout of their 2026 Performance Award of between 0% and 180% of the target bonus amount.

The terms of the 2026 Performance Awards allow our executive officers to elect to receive up to 100% of their individual 2026 Performance Awards in Class A and Class C ordinary shares of our company or, in the case of our Chief Executive Officer (“CEO”), any combination of Class A, B or C ordinary shares of our company (“Bonus Shares”). Executive officers who elect to receive Bonus Shares in respect of all or a portion of their 2026 Performance Awards will also receive an illiquidity premium in restricted share units of 12.5% of the gross number of Bonus Shares earned under the 2026 Performance Award. These restricted share units will vest on March 1 of the year following their issuance, provided that the executive officer holds the Bonus Shares throughout such period.

Our CEO and the four executive officers of our Company who we currently anticipate will be among our five most highly compensated executive officers for fiscal 2026 (the “2026 NEOs”) will participate in the 2026 Performance Award program. The target 2026 Performance Award is $13.0 million for our CEO, Michael T. Fries, and range from $2.75 million to $5.0 million for each of the other 2026 NEOs.

2026 Long-Term Incentive Program

Pursuant to the Liberty Global 2023 Incentive Plan (as amended and restated effective November 23, 2023), on March 26, 2026, the Committee approved the Company’s 2026 long-term incentive program (the “2026 Long-Term Incentive Program”).

The 2026 Long-Term Incentive Program has approximately 480 participants across the Company, including each of the 2026 NEOs. Multi-year, long-term incentive awards substantially based in equity have long represented a majority of our senior management’s compensation, helping to ensure that our employee participants have a continuing stake in the Company’s success and aligning employee and shareholder interests. As described below, the actual value of the long-term equity-based compensation awards under the 2026 Long-Term Incentive Program depends almost exclusively upon the Company’s share price performance. The 2026 Long-Term Incentive Program included a grant of awards made on March 26, 2026 to each of our 2026 NEOs. The target annual equity value is $16,000,000 for our CEO, Michael T. Fries, and range from $4.25 million to $6.25 million for each of the other 2026 NEOs. Under the 2026 Long-Term Incentive Program, each of our 2026 NEOs received PSU, LGIP, and RSU awards (each as described below).

Performance Share Units (“PSUs”)

Fifty percent of each 2026 NEO’s target equity value award under the 2026 Long-Term Incentive Program is in the form of PSUs, which cover fiscal years 2026 through 2028 (the “Performance Period”). The Committee selected absolute share price performance as the sole metric for the PSUs issued under the 2026 Long-Term Incentive Program, with a payout based upon achieving share price growth tied to certain pre-established price levels, as adjusted by the Committee for events such as acquisitions, dispositions, spin-offs, split-offs, mergers and similar corporate transactions. In addition the Committee may adjust the payout for force majeure type events such as natural disasters, acts of war or terrorism or other unanticipated events impacting the business that are outside of the Company’s control. A portion of the PSU award payout may be ‘banked’ upon the Company’s share price achieving and maintaining certain target price levels for a pre-defined period of time. The PSUs have three year "cliff vesting", subject to certain limited exceptions such as retirement, and therefore would vest, if at all, on
February 15, 2029. The PSUs are designed to be similar to stock appreciation rights, where value is only obtained if the share price appreciates.

Liberty Growth Incentive Plan (“LGIP”)

Ten percent of each 2026 NEO’s target equity value award under the 2026 Long-Term Incentive Program is based upon the performance, over the Performance Period, of Liberty Growth, the Company’s venture capital investment portfolio, compared to such portfolio’s valuation as of December 31, 2025. The LGIP component of the 2026 Long-Term Incentive Program is designed to incentivize our management’s efforts in driving the growth in value of Liberty Growth. Performance is based upon changes (positive or negative) against the valuation of the portfolio over the performance period, which valuation is performed by an independent valuation firm. The earned portion of the LGIP awards will be paid at the end of the Performance Period. The LGIP awards may be settled in cash or shares at the Committee’s election.

Restricted Share Units (“RSUs”)

Forty percent of each 2026 NEO’s target equity value award under the 2026 Long-Term Incentive Program is in the form of RSUs that are subject to annual time-based vesting over a three-year service period, vesting on May 1 of each of 2027, 2028 and 2029, in equal installments. Time-based stock compensation encourages retention and directly aligns our executives’ performance with shareholder interests, encouraging management to take actions that will foster sustainable growth of the Company’s share price over time.

Item 9.01 Financial Statements and Exhibits.

(d)     Exhibits.

Exhibit No.	Exhibit Name

101.SCH	Inline XBRL Taxonomy Extension Schema Document

101.DEF	Inline XBRL Taxonomy Extension Definition Linkbase Document

101.LAB	Inline XBRL Taxonomy Extension Label Linkbase Document

101.PRE	Inline XBRL Taxonomy Extension Presentation Linkbase Document

104	Cover Page Interactive Data File (formatted as Inline XBRL and contained in Exhibit 101)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LIBERTY GLOBAL LTD.

By:	/s/ RANDY L. LAZZELL
Randy L. Lazzell
Vice President

Date: April 1, 2026